UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XV

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA CATALYST SPV I LP SERIES M

ANCORA CATALYST SPV I LP SERIES N

ANCORA CATALYST SPV I LP SERIES O

ANCORA CATALYST SPV I LP SERIES P

ANCORA CATALYST SPV I SPC LTD SEGREGATED PORTFOLIO G

ANCORA ADVISORS, LLC

ANCORA HOLDINGS, INC.

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS, LLC

ANCORA ALTERNATIVES, LLC

FREDERICK DISANTO

4010 PARTNERS, LP

4010 CAPITAL, LLC

4010 GENERAL PARTNER, LLC

STEVEN E. LITT

MARGARET L. JENKINS

JEFFREY A. KANTOR

THOMAS A. KINGSBURY

CYNTHIA S. MURRAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2021 ANNUAL MEETING OF SHAREHOLDERS

OF

KOHL’S CORPORATION

___________________________

SECOND SUPPLEMENT DATED APRIL 14, 2021 TO THE PROXY STATEMENT

OF
MACELLUM BADGER FUND, LP

DATED MARCH 15, 2021

___________________________

Dear Fellow Shareholders:

Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Badger”), and the other participants in this solicitation (collectively, the “Investor Group” or “we”) have previously filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, as supplemented on March 26, 2021 (as so supplemented, the “Definitive Proxy Statement”) to be used to solicit votes for the election of its slate of director nominees (the “Nominees”) at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”) of Kohl’s Corporation, a Wisconsin corporation (the “Company”). The 2021 Annual Meeting is scheduled to be held virtually on May 12, 2021 at 8:00 a.m. Central Time exclusively online via a live interactive webcast on the internet.

On April 13, 2021, the Investor Group entered into a settlement agreement with the Company, resulting in three new independent directors joining the Board immediately following the conclusion of the 2021 Annual Meeting. As a result, we are filing this second proxy statement supplement with the SEC to disclose that the Investor Group has withdrawn the nominations of its Nominees for election as directors at the 2021 Annual Meeting and has withdrawn its solicitation for the election of such Nominees at the 2021 Annual Meeting, each effective as of April 13, 2021. All votes previously received or submitted on WHITE proxy cards (whether for the Nominees or any other agenda items at the 2021 Annual Meeting) will be disregarded.

For more information on the items of business to be considered at and how to attend the 2021 Annual Meeting virtually, please see the Definitive Proxy Statement.